Exhibit 10.1

                               PURCHASE AGREEMENT
                                     BETWEEN
                  SHAREHOLDERS OF LASALLE BRANDS CORPORPORATION
                           A NEVADA PUBLIC CORPORATION
                                       AND
                      SHAREHOLDERS OF LASALLE BRANDS, INC.
                             A NEW YORK CORPORATION
                                       AND
                              MEDHAT (TONY) MOHAMED

AGREEMENT, made this ______ day of _____________ 2007, by and between LaSalle Brands, Inc. ("LBI"), Medhat Mohamed ("MM") and LaSalle Brands Corporation ("LBC").

                                    RECITALS

     WHEREAS, Medhat Mohamed is the owner of one hundred percent (100%) of the shares of LbI the licensee of LaSalle Brands Ice Cream and related products;

     WHEREAS, LBI and Medhat Mohamed agree to authorize and assign the rights to the use of the LaSalle registered name to Lasalle Brands Corporation, for the sole purpose of retail franchising efforts for ice cream and other foods to be served in retail locations in the United States. All products sold in these retail operations shall be purchased from LBI., or otherwise approved for sale by LBI.

     NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein,

                      THE PARTIES HERETO AGREE AS FOLLOWS:

I) LBI hereby grants to LBC the right to utilize the name "LaSalle Brands Ice Cream" and any derivatives thereof in connection with the operation and franchising of retail locations throughout the United States wherein ice cream and other foods will be served on premises. Although such retail stores may sell LaSalle Brands Ice Cream on a "take-out" basis, this agreement does not give LBC the right to sell LaSalle Brands Ice Cream to (i) any non-franchised entity or
(ii) any business engaged in the sale of ice cream primarily for consumption off premises.

II) CONSIDERATION. LBI and Medhat Mohamed will authorize and assign the rights to use the LaSalle registered name, to LaSalle Brands Corporation, on behalf of its franchising operations for the following consideration.

     (a) LBC shall acquire the above described assignment at a cost of One Million Dollars ($1,000,000.00) payable as follows;

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          (i)  LBC will  deliver  upon  SIGNING of this  agreement  Two  Hundred
               Thousand Dollars ($200,000.00) cash;

          (ii) LBC will deliver upon SIGNING a Promissory Note in the amount of Eight Hundred Thousand Dollars ($800,000.00).

                                    ARTICLE I
        REPRESENTATIONS AND WARRANTIES OF LAS SALLE BRANDS, INC. ("LBI").

LBI hereby represents and warrants to LBC that:

     1.1 LBI will deliver to LBC a copy of its licensing agreement for the LaSalle Brands ice cream and related products. LBI shall sign a licensing agreement between LBI and LBC.

     1.2 Organization. LBI is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, has all necessary corporate powers to own its property, and to carry on its business as now owned and operated by it, and is therefore qualified to assign the rights to the use of the LaSalle registered name to LBC, for the sole purpose of retail franchising efforts for LaSalle ice cream and other foods to be served in the retail locations.

    1.3 Capital. Management of LBI owns 100% control of LBI and therefore has the right to vote for the completion of this transaction. LBI represents that there are no other issued and outstanding open subscriptions, options, rights, warrants, debentures, instruments, convertible securities, or other agreements or commitments obligating LBI to issue or to transfer from its' ownership, any of the above described assignment.

     1.4 Financial Statements. This agreement does not call for the delivery of any financial statements related to this transaction.

     1.5 Authority. The Board of Directors of LBI has authorized the execution of this Agreement and the consummation of transactions contemplated herein, and LBI has full power and authority to execute, deliver, and perform this Agreement and this Agreement is a legal, valid and binding obligation of LBI and is enforceable in accordance with its terms and conditions.

     1.6 Ability to Carry Out Obligations. The execution and delivery of this Agreement by LBI of its obligations hereunder in the time and in the manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaws, or other agreement or instrument to which either is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of LBI., or (c) any event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of LBI.

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     1.7 Full Disclosure. None of the representations and warranties made by LBI herein, or in any exhibit, certificate or memorandum furnished or to be furnished by either, or on their behalf, contains or will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading.

     1.8 Good Title. Other than as described in Exhibit 1.9, LBI has a good and marketable Licensing Agreement with Medhat Mohamed, and has the ability to assign certain portions of this licensing agreement.

     1.10 Indemnification. LBI agrees to defend and hold LBC harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, and reasonable attorney's fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of, or failure by LBI to perform any of its representations, warranties, covenants and agreements in this Agreement or in any exhibit or other instrument furnished or to be furnished by LBI under this Agreement.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                      OF LASALLE BRANDS CORPORATION ("LBC")

LBC hereby represents and warrants to LBI that:

     2.1  LBC  will   deliver  upon   SIGNING  Two  Hundred   Thousand   Dollars
($200,000.00) cash.

     2.2 LBC will deliver upon signing a Promissory Note in the amount of Eight Hundred Thousand Dollars ($800,000.00), payable in full by December 10th, 2010 including interest at a rate of Eight Percent (8%) per annum.

     2.3 Financial Ability. LBC is a Nevada corporation duly organized, validly existing and in good standing, and has the necessary wherewithal to execute this Agreement.

     2.4 Authority. LBC has authorized the execution of this Agreement and the consummation of transactions contemplated herein by and through its President and CEO. LBC's President and CEO has full power and authority to execute, deliver, and perform this Agreement and this Agreement and the promissory note are legal, valid and binding obligations of LBC, and are enforceable in accordance with their respective terms and conditions.

     2.5 Ability to Carry Out Obligations. The execution and delivery of this Agreement by LBC and the performance by LBC of its obligations hereunder in the time and in the manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaws, or other agreement or instrument to which LBC is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required except approvals required by law, if any, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other

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obligation  of LBC,  or (c) any  event  that  would  result in the  creation  or imposition of any lien, charge, or encumbrance on any asset of LBC.

     2.6 Full Disclosure. None of the representations and warranties made by LASALLE BRANDS CORPORATION herein, or in any exhibit, certificate or memorandum furnished or to be furnished by LASALLE BRANDS CORPORATION, or on its behalf, contains or will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading.

     2.7 Indemnification. LBC agrees to defend and hold LBI harmless against and in respect to any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, and reasonable attorney's fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of, or failure by LBC to perform any of its respective representations, warranties, covenants and agreements in this Agreement or in any exhibit or other instrument furnished or to be furnished by LBC under this Agreement.

     2.8 No Conflicts. The execution, delivery and performance of this Agreement and the consummation by LBC of the transactions contemplated hereby (including, without limitation, the issuance and reservation for issuance of the shares of Convertible Preferred Shares and restricted common stock) will not (i) conflict with or result in a violation of any provision of the Articles of Incorporation or By-laws or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which LBC is a party, or
(iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which LBC or its securities are subject) applicable to LBC or any of its Subsidiaries or by which any property or asset of LBC or any of its Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect, as hereinafter defined). "Material Adverse Effect" means any material adverse effect on the business, operations, assets, financial condition or prospects of by LBC or its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith. LBC is not in violation of its Articles of Incorporation, By-laws or other organizational documents and LBC is not in default.

     2.9 Listing Requirements. LBC is not in violation of the listing requirements of the Pink Sheets (the "OTCPK"), has not received a notice of removal from the OTCPK and does not anticipate that the Common Stock will be delisted by the OTCPK in the foreseeable future. LBC and its management are unaware of any facts or circumstances which might give rise to any of the foregoing.

     2.10 SEC Documents; Financial Statements. LBC, as of the date of signing, has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the

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foregoing filed prior to the date hereof and all exhibits  included  therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to herein as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior the date hereof). As of their respective dates, the financial statements of LBC included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in
accordance  with  United  States  generally  accepted   accounting   principles,
consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of LBC as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). LBC has no liabilities, contingent or otherwise, except as set forth in the financial statements of the LBC included in the SEC Documents, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 2006 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of LBC.

     2.11 Absence of Certain Changes. Since December 31, 2006, there has been no material adverse change and no material adverse development in the assets, liabilities, business, properties, operations, financial condition, results of operations or prospects of LBC.

     2.12 Absence of Litigation. There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of LBC, threatened against or affecting LBC, or their officers or directors in their capacity as such. LBC is unaware of any facts or circumstances which might give rise to any of the foregoing.

     2.15 Tax Status. LBC has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that LBC has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations

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apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of LBC know of no basis for any such claim. LBC has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax.

     2.16 Certain Transactions. Except for arm's length transactions pursuant to which LBC or any of its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than LBC or any of its Subsidiaries could obtain from third parties and none of the officers, directors, or employees of LBC is presently a party to any transaction with LBC or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of LBC, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

     2.17 Disclosure. All information relating to or concerning LBC set forth in this Agreement and in connection with the transactions contemplated hereby is true and correct in all material respects and LBC has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to LBC or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by LBC but which has not been so publicly announced or disclosed (assuming for this purpose that LBC's reports filed under the 1934 Act are being incorporated into an effective registration statement filed by LBC's under the 1933 Act).

     2.18 Internal Accounting Controls. LBC maintains a system of internal accounting controls sufficient, in the judgment of the LBC's board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     2.19 Foreign Corrupt Practices. Neither LBC, nor any director, officer, agent, employee or other person acting on behalf of LBC or any Subsidiary has, in the course of his actions for, or on behalf of, LBC, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

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     2.20 Solvency. LBC (after giving effect to the transactions contemplated by this Agreement) is solvent (i.e., its assets have a fair market value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured) and currently LBC has no information that would lead it to reasonably conclude that LBC would not, after giving effect to the transaction contemplated by this Agreement, have the ability to, nor does it intend to take any action that would impair its ability to, pay its debts from time to time incurred in connection therewith as such debts mature. LBC did not receive a qualified opinion from its auditors with respect to its most recent fiscal year end and, after giving effect to the transactions contemplated by this Agreement, does not anticipate or know of any basis upon which its auditors might issue a qualified opinion in respect of its current fiscal year.

     2.21 Breach of Representations and Warranties by LBC. If LBC materially breaches any of the representations or warranties set forth in this Article II, and in addition to any other remedies available to LBI, pursuant to this Agreement, LBC shall pay to LBI, liquidated damages in an amount ordered by any court of competent jurisdiction in cash or in shares of common stock at the option of LBI., until such breach is cured.

                                   ARTICLE III

                                    COVENANTS

       3.1 Although LBC franchises shall be entitled to sell products other than LaSalle Ice Cream, in order to preserve the reputation of quality associated with LaSalle Brands Ice Cream, LBI's approval of such products shall be required, which approval will not be unreasonably withheld.

       3.2 LBC franchises shall be prohibited from selling any ice cream other than LaSalle Brands Ice Cream.

      3.3 LBI shall assist LBC in the preparation of the Uniform Franchise Offering Circular customarily used in the sale of franchises and LBC shall first give LBI the right to review and approve all statements in the Circular.

     3.4 LBI shall be prohibited from granting any other third party the right to operate retail establishments in the United States utilizing the name LaSalle Brands Ice Cream.

                                   ARTICLE IV

                    CONDITIONS PRECEDENT TO LBC'S PERFORMANCE

     4.1 Conditions. LBC's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this
Article IV. LBC may waive any of these conditions in whole or in part without prior notice; provided however, that no such waiver of a condition shall constitute a waiver by LBC of any other condition of or any of LBC's other rights or remedies, at law or in equity, if LBI shall be in default of any of their representations, warranties, or covenants under this Agreement.

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     4.2 LBI. Performance. LBI shall have performed, satisfied and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the Closing Date.

     4.3 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by LBI in this Agreement or in any written statement that shall be delivered to LBC by LBI under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

                                    ARTICLE V

                     CONDITIONS PRECEDENT TO LBI PERFORMANCE

     5.1 Conditions. LBI obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this
Article V. LBI may waive any of these conditions in whole or in part without prior notice; provided however, that no such waiver of a condition shall constitute a waiver by LBI of any other condition of or any of LBI other rights or remedies, at law or in equity, if LBC shall be in default of any of their representations, warranties, or covenants under this Agreement.

     5.2 LBC Performance. LBC shall have performed, satisfied and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the Closing Date.

     5.3 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by LBC in this Agreement or in any written statement that shall be delivered to LBI by LBC under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

                                   ARTICLE VI

                                SIGNING & CLOSING

     6.1 Signing. The Signing of this Agreement shall be held at a place and on a date mutually acceptable to the parties.

     At the Signing the parties shall deliver the following in form acceptable to counsel to the parties or as set forth herein:

By LBC:

     a)   LBC will deliver Two Hundred Thousand Dollars ($200,000.00) cash.

     b) LBC will deliver a Promissory Note in the amount of Eight Hundred Thousand Dollars ($800,000.00) payable in full on December 31, 2010, at a rate of Eight Percent (8%) interest per annum.

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By LBI:

     a) LBI will assign the rights to the use of the name of LaSalle brand ice cream and related products, for the sole purpose of retail franchising of the companies products, as attached hereto as Exhibit F.

     6.2 Closing. The Closing of this transaction shall occur no later than January 10th, 2008.

     At the Closing the parties shall deliver the following in form acceptable to counsel to the parties or as set forth herein:

                                  ARTICLE VIII

                                    REMEDIES

     8.1 Legal Action and Costs. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorney's fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled. Any legal action or proceeding brought for the enforcement of this Agreement shall be instituted and prosecuted in the State or Federal Courts of New York, and the parties waive any right, claim, or plea with respect to any other jurisdiction or venue.

     8.2 Termination. In addition to the other remedies, any of the parties hereto may terminate this Agreement, without liability:

     (i)  upon the failure of any condition not otherwise waived by the parties;
          or

     (ii) upon mutual consent of the respective boards of directors of LBC and LBI.

                                  ARTICLE VIIII

                                  MISCELLANEOUS

     9.1 Captions and Headings. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

     9.2 No Oral Change. This Agreement and any provisions hereof, may not be waived, changed, modified or discharged orally, but it can be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or, discharge is sought.

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     9.3 Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged.

     9.4 Time of Essence. Time is of the essence of this Agreement and each and every part hereof.

     9.5 Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings and merges any such prior discussions and/or agreements herein, and there are no other understandings, written or oral agreements, or amendments of any kind.

     9.6 Choice of Law. This Agreement is construed in accordance with and governed by the laws of the State of New York applicable to contracts made and to be wholly performed therein without regard to its conflicts of law rules.

     9.7 Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable, the legality, validity, and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

     9.8 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

      LBC Representative:

                    Scott Campbell
                    7702 E. Doubletree Ranch
                    Suite 300
                    Scottsdale, AZ 85258

       LBI. Representative:

                    Medhat Mohamed
                    547 Manida Street
                    Bronx, NY 10474

     9.9 Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives successors and assigns of each of the parties to this Agreement.

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
     9.10 Effect of Closing. All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall survive the Closing of this Agreement.

     9.11 Brokers. The parties hereto represent that no finder's fee has been paid or is payable by any party.

     9.12 Expenses. Each party will pay its own legal, accounting and any other out-of-pocket expenses reasonably incurred in connection with this transaction, whether or not the transaction contemplated hereby is consummated.

     9.13 Facsimile Signatures as Originals. Original signatures transmitted by facsimile communication shall constitute originals for the purpose of validly executing this Agreement.

     AGREED TO AND ACCEPTED as of the date first above written.

     LBC:

     By /s/ Scott Campbell
        ----------------------------------
        Scott Campbell, President & C.E.O.

     LBI:

     By /s/ MedHat Mohamed
        ----------------------------------
        MedHat Mohamed, President & C.E.O.


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
                                    EXHIBIT A

             LICENSE OF LASALLE BRAND ICE CREAM AND RELATED PRODUCTS

     (a)  Licensing Agreement

     (b) Assignment of rights to use the LaSalle name for the Lasalle Brand ice cream and related products.



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